Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE
Contact:

Trevor Burns	Kate Walker
Investor Relations	Media Relations
trevor.burns@equifax.com	mediainquiries@equifax.com

Equifax Delivers Strong First Quarter

ATLANTA, April 19, 2023 -- Equifax® (NYSE: EFX) today announced financial results for the quarter ended March 31, 2023.

•First quarter 2023 revenue of $1.302 billion was down 4% due to a 33% decline in mortgage revenue with continued strong 10% non-mortgage constant currency revenue growth
•Workforce Solutions non-mortgage revenue growth of 11% with strong growth in Government and Talent Solutions
•USIS B2B non-mortgage revenue growth of 8% with strong 9% Online non-mortgage revenue growth
•International constant currency revenue growth of 9%
•Strong new product innovation leveraging EFX Cloud with Vitality Index of 13%
•Signed agreement to acquire Boa Vista Serviços, the second largest credit bureau in Brazil, which will expand Equifax capabilities in the large and fast-growing Brazilian market
•On track to deliver planned $200 million in spending reductions in 2023, including $120 million in expense and $80 million in capital spending reductions

"We are off to a strong start in 2023 with First Quarter non-mortgage constant currency revenue growth of 10%, continued strong new product performance with a Vitality Index of 13% and solid execution of our $200 million 2023 spending reduction plan. We also signed a definitive agreement to acquire Boa Vista Serviços, the second largest credit bureau in Brazil. This acquisition will expand Equifax capabilities in the large and fast-growing Brazilian market and add to our diverse International portfolio while giving Boa Vista Serviços access to our expansive global capabilities and cloud-native data, products, decisioning and analytical technology for the rapid development of new products and services, and expansion into new industries. We expect to complete the acquisition, including receiving Boa Vista Serviços shareholder approval, in the third quarter,” said Mark W. Begor, CEO of Equifax.

"We are confident in the future of the New Equifax as we move toward completion of our EFX Cloud and Data transformation, leverage our new Cloud capabilities to accelerate new product roll-outs that ‘Only Equifax' can provide to drive future growth in 2023 and beyond. We are energized about the New Equifax and remain confident in our long-term 8-12% growth framework that will deliver higher margins and free cash flow."

Financial Results Summary

The company reported revenue of $1,302.0 million in the first quarter of 2023, down 4 percent compared to the first quarter of 2022 on a reported basis and 3 percent on a local currency basis.

Net income attributable to Equifax of $112.4 million was down 49 percent in the first quarter of 2023 compared to $221.8 million in the first quarter of 2022.

Diluted EPS attributable to Equifax was $0.91 for the first quarter of 2023, down 49 percent compared to $1.80 in the first quarter of 2022.

Workforce Solutions first quarter results

•Total revenue was $596.3 million in the first quarter of 2023, down 8 percent compared to the first quarter of 2022. Operating margin for Workforce Solutions was 41.7 percent in the first quarter of 2023 compared to 47.5 percent in the first quarter of 2022. Adjusted EBITDA margin for Workforce Solutions was 50.4 percent in the first quarter of 2023 compared to 54.6 percent in the first quarter of 2022.
•Verification Services revenue was $455.8 million, down 11 percent compared to the first quarter of 2022.
•Employer Services revenue was $140.5 million, up 4 percent compared to the first quarter of 2022.

USIS first quarter results

•Total revenue was $421.7 million in the first quarter of 2023, down 3 percent compared to $432.9 million in the first quarter of 2022. Operating margin for USIS was 18.6 percent in the first quarter of 2023 compared to 28.1 percent in the first quarter of 2022. Adjusted EBITDA margin for USIS was 32.6 percent in the first quarter of 2023 compared to 39.3 percent in the first quarter of 2022.
•Online Information Solutions revenue was $341.0 million, down 1 percent compared to the first quarter of 2022.
•Mortgage Solutions revenue was $33.3 million, down 23 percent compared to the first quarter of 2022.
•Financial Marketing Services revenue was $47.4 million, up 4 percent compared to the first quarter of 2022.

International first quarter results

•Total revenue was $284.0 million in the first quarter of 2023, up 1 percent and 9 percent compared to the first quarter of 2022 on a reported and local currency basis, respectively. Operating margin for International was 11.5 percent in the first quarter of 2023, compared to 13.2 percent in the first quarter of 2022. Adjusted EBITDA margin for International was 23.5 percent in the first quarter of 2023, compared to 25.4 percent in the first quarter of 2022.
•Asia Pacific revenue was $89.9 million, up 4 percent and 11 percent compared to the first quarter of 2022 on a reported and local currency basis, respectively.
•Europe revenue was $75.7 million, down 12 percent and 4 percent compared to the first quarter of 2022 on a reported and local currency basis, respectively.
•Canada revenue was $63.1 million, up 2 percent and 8 percent compared to the first quarter of 2022 on a reported and local currency basis, respectively.
•Latin America revenue was $55.3 million, up 17 percent and 32 percent compared to the first quarter of 2022 on a reported and local currency basis, respectively.

Adjusted EPS and Adjusted EBITDA Margin

•Adjusted EPS attributable to Equifax was $1.43 in the first quarter of 2023, down 36 percent compared to the first quarter of 2022.
•Adjusted EBITDA margin was 29.2 percent in the first quarter of 2023 compared to 35.5 percent in the first quarter of 2022.
•These financial measures exclude adjustments as described further in the Non-GAAP Financial Measures section below.

2023 Second Quarter and Full Year Guidance
	Q2 2023		FY 2023
	Low-End	High-End	Low-End	High-End
Reported Revenue	$1.310 billion	$1.330 billion	$5.275 billion	$5.375 billion
Reported Revenue Growth	(0.5)%	1.0%	3.0%	4.9%
Local Currency Growth (1)	0.8%	2.3%	3.8%	5.7%
Organic Local Currency Growth (1)	(0.5)%	1.0%	2.8%	4.7%
Adjusted Earnings Per Share	$1.60 per share	$1.70 per share	$7.05 per share	$7.35 per share
(1)Refer to page 8 for definitions.

About Equifax

At Equifax (NYSE: EFX), we believe knowledge drives progress. As a global data, analytics, and technology company, we play an essential role in the global economy by helping financial institutions, companies, employers, and government agencies make critical decisions with greater confidence. Our unique blend of differentiated data, analytics, and cloud technology drives insights to power decisions to move people forward. Headquartered in Atlanta and supported by nearly 14,000 employees worldwide, Equifax operates or has investments in 24 countries in North America, Central and South America, Europe, and the Asia Pacific region. For more information, visit Equifax.com.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call on April 20, 2023 at 8:30 a.m. (ET) via a live audio webcast. To access the webcast and related presentation materials, go to the Investor Relations section of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast. This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents adjusted EPS attributable to Equifax which is diluted EPS attributable to Equifax adjusted (to the extent noted above for different periods) for acquisition-related amortization expense, legal expenses related to the 2017 cybersecurity incident, fair value adjustment of equity investments, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization, income tax effect of stock awards recognized upon vesting or settlement, Argentina highly inflationary foreign currency adjustment, and adjustments to deferred tax balances. All adjustments are net of tax, with a reconciling item with the aggregated tax impact of the adjustments. This earnings release also presents adjusted EBITDA and adjusted EBITDA margin which is defined as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization, and also excludes certain one-time items. These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of net income or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A. This information can also be found under “Investor Relations/Financial Information/Non-GAAP Financial Measures” on our website at www.equifax.com.

Forward-Looking Statements

This release contains forward-looking statements and forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact. These statements are based on certain factors and assumptions including with respect to foreign exchange rates, expected growth, results of operations, performance, business prospects and opportunities, the U.S. mortgage market, economic conditions and effective tax rates. While the Company believes these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect.

Several factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to, actions taken by us, including restructuring or strategic initiatives (including our technology, data and security cloud transformation, capital investments and asset acquisitions or dispositions), as well as developments beyond our control, including, but not limited to, changes in the U.S. mortgage market environment, as well as changes more generally in U.S. and worldwide economic conditions that materially impact consumer spending, such as rising interest rates and inflation, consumer debt and employment and the demand for Equifax’s products and services. Further deteriorations in economic conditions or interest rate increases could lead to a further or prolonged decline in demand for our products and services and negatively impact our business. It may also continue to impact financial markets and corporate credit markets which could adversely impact our access to financing or the terms of any financing. Other risk factors include the impact of our technology and security transformation and improvements in our information technology and data security infrastructure; changes in tax regulations; adverse or uncertain economic conditions and changes in credit and financial markets, such as rising interest rates and inflation; potential adverse developments in new and pending legal proceedings or government investigations; risks associated with our ability to comply with business practice commitments and similar obligations under settlement agreements and consent orders entered into in connection with the 2017 cybersecurity incident; economic, political and other risks associated with international sales and operations; risks relating to unauthorized access to data or breaches of confidential information due to criminal conduct, attacks by hackers, employee or insider malfeasance and/or human error; changes in, and the effects of, laws and regulations and government policies governing or affecting our business, including, without limitation, our examination and supervision by the Consumer Financial Protection Bureau, a federal agency that holds primary responsibility for the regulation of consumer protection with respect to financial products and services in the U.S., oversight by the U.K. Financial Conduct Authority and Information Commissioner’s Office of our debt collections services and core credit reporting businesses in the U.K., oversight by the Office of Australian Information Commission, the Australian Competition and Consumer Commission and other regulatory entities of our credit reporting business in Australia and the impact of current privacy laws and regulations, including the European General Data Protection Regulation and the California Consumer Privacy Act, or any future privacy laws and regulations; federal or state responses to identity theft concerns; our ability to successfully develop and market new products and services, respond to pricing and other competitive pressures, complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; timing and amount of capital expenditures; changes in capital markets and corresponding effects on the Company’s investments and benefit plan obligations; foreign currency exchange rates and earnings repatriation limitations; and the decisions of taxing authorities which could affect our effective tax rates. A summary of additional risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2022 including without limitation under the captions “Item 1. Business -- Governmental Regulation” and “-- Forward-Looking Statements” and “Item 1A. Risk Factors” and in our other filings with the U.S. Securities and Exchange Commission. Forward-looking statements are given only as at the date of this release and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended March 31,
	2023	2022
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$1,302.0	$1,363.2
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	580.4	553.4
Selling, general and administrative expenses	366.1	340.3
Depreciation and amortization	150.1	137.1
Total operating expenses	1,096.6	1,030.8
Operating income	205.4	332.4
Interest expense	(57.6)	(39.7)
Other income, net	4.4	11.1
Consolidated income before income taxes	152.2	303.8
Provision for income taxes	(38.7)	(81.0)
Consolidated net income	113.5	222.8
Less: Net income attributable to noncontrolling interests including redeemable noncontrolling interests	(1.1)	(1.0)
Net income attributable to Equifax	$112.4	$221.8
Basic earnings per common share:
Net income attributable to Equifax	$0.92	$1.82
Weighted-average shares used in computing basic earnings per share	122.6	122.2
Diluted earnings per common share:
Net income attributable to Equifax	$0.91	$1.80
Weighted-average shares used in computing diluted earnings per share	123.5	123.5
Dividends per common share	$0.39	$0.39

EQUIFAX
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2023	December 31, 2022
(In millions, except par values)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$232.5	$285.2
Trade accounts receivable, net of allowance for doubtful accounts of $20.1 and $19.1 at March 31, 2023 and December 31, 2022, respectively	919.5	857.7
Prepaid expenses	163.7	134.3
Other current assets	67.9	93.3
Total current assets	1,383.6	1,370.5
Property and equipment:
Capitalized internal-use software and system costs	2,224.8	2,139.1
Data processing equipment and furniture	285.5	281.4
Land, buildings and improvements	261.9	261.6
Total property and equipment	2,772.2	2,682.1
Less accumulated depreciation and amortization	(1,117.7)	(1,095.1)
Total property and equipment, net	1,654.5	1,587.0
Goodwill	6,396.3	6,383.9
Indefinite-lived intangible assets	94.8	94.8
Purchased intangible assets, net	1,759.9	1,818.5
Other assets, net	294.8	293.2
Total assets	$11,583.9	$11,547.9
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities of long-term debt	$815.1	$967.2
Accounts payable	146.4	250.8
Accrued expenses	282.9	229.0
Accrued salaries and bonuses	116.3	138.7
Deferred revenue	134.9	132.9
Other current liabilities	296.5	296.6
Total current liabilities	1,792.1	2,015.2
Long-term debt	4,987.9	4,820.1
Deferred income tax liabilities, net	451.6	460.3
Long-term pension and other postretirement benefit liabilities	98.0	100.4
Other long-term liabilities	172.1	178.6
Total liabilities	7,501.7	7,574.6
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 189.3 at March 31, 2023 and December 31, 2022; Outstanding shares - 122.6 and 122.5 at March 31, 2023 and December 31, 2022, respectively	236.6	236.6
Paid-in capital	1,631.1	1,594.2
Retained earnings	5,320.3	5,256.0
Accumulated other comprehensive loss	(461.1)	(473.7)
Treasury stock, at cost, 66.1 and 66.2 shares at March 31, 2023 and December 31, 2022, respectively	(2,657.0)	(2,650.7)
Stock held by employee benefit trusts, at cost, 0.6 shares at March 31, 2023 and December 31, 2022	(5.9)	(5.9)
Total Equifax shareholders’ equity	4,064.0	3,956.5
Noncontrolling interests including redeemable noncontrolling interests	18.2	16.8
Total equity	4,082.2	3,973.3
Total liabilities and equity	$11,583.9	$11,547.9

EQUIFAX
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2023	2022
(In millions)	(Unaudited)
Operating activities:
Consolidated net income	$113.5	$222.8
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	152.2	139.3
Stock-based compensation expense	39.7	22.3
Deferred income taxes	(11.9)	40.2
Gain on fair market value adjustment of equity investments	(3.1)	(8.3)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(60.8)	(124.9)
Other assets, current and long-term	(25.0)	(0.6)
Current and long term liabilities, excluding debt	(53.7)	(489.3)
Cash provided by (used in) operating activities	150.9	(198.5)
Investing activities:
Capital expenditures	(158.3)	(156.5)
Acquisitions, net of cash acquired	(4.3)	(111.7)
Cash used in investing activities	(162.6)	(268.2)
Financing activities:
Net short-term borrowings	(160.8)	516.8
Borrowings on long-term debt	175.0	—
Dividends paid to Equifax shareholders	(47.9)	(47.9)
Dividends paid to noncontrolling interests	—	(0.5)
Proceeds from exercise of stock options and employee stock purchase plan	6.6	5.7
Payment of taxes related to settlement of equity awards	(15.9)	(29.8)
Debt issuance costs	(0.3)	—
Cash (used in) provided by financing activities	(43.3)	444.3
Effect of foreign currency exchange rates on cash and cash equivalents	2.3	(1.4)
Decrease in cash and cash equivalents	(52.7)	(23.8)
Cash and cash equivalents, beginning of period	285.2	224.7
Cash and cash equivalents, end of period	$232.5	$200.9

Common Questions & Answers (Unaudited)
(Dollars in millions)

1.    Can you provide a further analysis of operating revenue by operating segment?

Operating revenue consists of the following components:

(In millions)	Three Months Ended March 31,
					Local Currency	Organic Local Currency
Operating revenue:	2023	2022	$ Change	% Change	% Change (1)	% Change (2)
Verification Services	$455.8	$513.3	$(57.5)	(11)%		(11)%
Employer Services	140.5	135.7	4.8	4%		(1)%
Total Workforce Solutions	596.3	649.0	(52.7)	(8)%		(9)%
Online Information Solutions	341.0	343.8	(2.8)	(1)%		(4)%
Mortgage Solutions	33.3	43.4	(10.1)	(23)%		(23)%
Financial Marketing Services	47.4	45.7	1.7	4%		4%
Total U.S. Information Solutions	421.7	432.9	(11.2)	(3)%		(5)%
Asia Pacific	89.9	86.5	3.4	4%	11%	11%
Europe	75.7	85.8	(10.1)	(12)%	(4)%	(4)%
Canada	63.1	61.6	1.5	2%	8%	7%
Latin America	55.3	47.4	7.9	17%	32%	23%
Total International	284.0	281.3	2.7	1%	9%	8%
Total operating revenue	$1,302.0	$1,363.2	$(61.2)	(4)%	(3)%	(4)%

(1)Local currency revenue change is calculated by conforming 2023 results using 2022 exchange rates.

(2)Organic local currency revenue growth is defined as local currency revenue growth, adjusted to reflect an increase in prior year Equifax revenue from the revenue of acquired companies in the prior year period. This adjustment is made for 12 months following the acquisition.

2. What is the estimate of the change in overall U.S. Mortgage Market credit inquiry volume that is included in the 2023 second quarter and full year guidance provided?

The change year over year in total U.S. mortgage credit inquiries received by Equifax in the first quarter of 2023 was a decline of 44%. The guidance provided on page 3 assumes a change year over year in total U.S. Mortgage Market Credit inquiries received by Equifax in the second quarter of 2023 to be a decline of about 33%. For full year 2023, our guidance assumes a decline of about 30%.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

A. Reconciliation of net income attributable to Equifax to diluted EPS attributable to Equifax, defined as net income adjusted for acquisition-related amortization expense, legal expenses related to the 2017 cybersecurity incident, fair value adjustment of equity investments, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization, income tax effect of stock awards recognized upon vesting or settlement, Argentina highly inflationary foreign currency adjustment, adjustments to deferred tax balances, and income tax adjustments:

	Three Months Ended March 31,
(In millions, except per share amounts)	2023	2022	$ Change	% Change
Net income attributable to Equifax	$112.4	$221.8	$(109.4)	(49)%
Acquisition-related amortization expense of certain acquired intangibles (1)	60.7	57.3	3.4	6%
Legal expenses related to the 2017 cybersecurity incident (2)	0.4	0.6	(0.2)	(33)%
Fair market value adjustment of equity investments (3)	(3.1)	(8.3)	5.2	(63)%
Foreign currency impact of certain intercompany loans (4)	(0.1)	0.8	(0.9)	(113)%
Acquisition-related costs other than acquisition amortization (5)	24.7	11.8	12.9	109%
Income tax effects of stock awards that are recognized upon vesting or settlement (6)	(1.7)	(4.1)	2.4	(59)%
Argentina highly inflationary foreign currency adjustment (7)	0.1	—	0.1	nm
Adjustments to deferred tax balances (8)	—	3.9	(3.9)	nm
Tax impact of adjustments (9)	(16.6)	(9.0)	(7.6)	84%
Net income attributable to Equifax, adjusted for items listed above	$176.8	$274.8	$(98.0)	(36)%
Diluted EPS attributable to Equifax, adjusted for the items listed above	$1.43	$2.22	$(0.79)	(36)%
Weighted-average shares used in computing diluted EPS	123.5	123.5

(1)During the first quarter of 2023, we recorded acquisition-related amortization expense of certain acquired intangibles of $60.7 million ($49.3 million, net of tax). We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the significant cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. The $11.4 million of tax is comprised of $15.5 million of tax expense net of $4.1 million of a cash income tax benefit. During the first quarter of 2022, we recorded acquisition-related amortization expense of certain acquired intangibles of $57.3 million ($46.9 million, net of tax). The $10.4 million of tax is comprised of $14.5 million of tax expense net of $4.1 million of a cash income tax benefit. See the Notes to this reconciliation for additional detail.

(2)During the first quarter of 2023, we recorded legal expenses related to the 2017 cybersecurity incident of $0.4 million ($0.3 million, net of tax). During the first quarter of 2022, we recorded legal expenses related to the 2017 cybersecurity incident of $0.6 million ($0.5 million, net of tax). See the Notes to this reconciliation for additional detail.

(3)During the first quarter of 2023, we recorded an unrealized gain on the fair market value adjustment of $3.1 million ($2.1 million, net of tax). During the first quarter of 2022, we recorded an unrealized gain on the fair market value adjustment of equity investments of $8.3 million ($2.9 million, net of tax). The fair value adjustments were recorded to the Other income, net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional details.

(4)During the first quarter of 2023, we recorded a foreign currency gain on certain intercompany loans of $0.1 million. During the first quarter of 2022, we recorded a foreign currency loss on certain intercompany loans of $0.8 million. The impact was recorded to the Other income, net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.

(5)During the first quarter of 2023, we recorded $24.7 million ($18.6 million, net of tax) for acquisition costs other than acquisition-related amortization. During the first quarter of 2022, we recorded $11.8 million ($7.9 million, net of tax) for acquisition costs other than acquisition-related amortization. These costs primarily related to integration costs resulting from recent acquisitions and were recorded in operating income. See the Notes to this reconciliation for additional detail.

(6)During the first quarter of 2023, we recorded a tax benefit of $1.7 million related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. During the first quarter of 2022, we recorded a tax benefit of $4.1 million related to the tax effects of deductions for stock compensation expense in excess of amounts recorded for compensation costs. See the Notes to this reconciliation for additional detail.

(7)Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina was deemed a highly inflationary economy by accounting policymakers in 2018. During the first quarter of 2023, we recorded a foreign currency loss of $0.1 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.

(8)During the first quarter of 2022, we recorded a tax expense of $3.9 million related to adjustments to deferred tax balances resulting from changes in state tax law. See Notes to this reconciliation for additional detail.

(9)During the first quarter of 2023, we recorded the tax impact of adjustments of $16.6 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $11.4 million ($15.5 million of tax expense net of $4.1 million of cash income tax benefit), (ii) a tax adjustment of $0.1 million related to legal expenses for the 2017 cybersecurity incident, (iii) a tax adjustment of $1.0 million related to the fair market value adjustment of equity investments and (iv) a tax adjustment of $6.1 million related to acquisition costs other than acquisition-related amortization.

During the first quarter of 2022, we recorded the tax impact of adjustments of $9.0 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $10.4 million ($14.5 million of tax expense net of $4.1 million of cash income tax benefit), (ii) a tax adjustment of $0.1 million related to legal expenses for the 2017 cybersecurity incident, (iii) a tax adjustment of $5.4 million related to the gain on fair market value adjustment of equity investments and (iv) a tax adjustment of $3.9 million related to acquisition costs other than acquisition-related amortization.

B. Reconciliation of net income attributable to Equifax to adjusted EBITDA, defined as net income excluding income taxes, interest expense, net, depreciation and amortization expense, legal expenses related to the 2017 cybersecurity incident, fair value adjustment of equity investments, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization, Argentina highly inflationary foreign currency adjustment and presentation of adjusted EBITDA margin:

	Three Months Ended March 31,
(in millions)	2023	2022	$ Change	% Change
Revenue	$1,302.0	$1,363.2	$(61.2)	(4)%

Net income attributable to Equifax	$112.4	$221.8	$(109.4)	(49)%
Income taxes	38.7	81.0	(42.3)	(52)%
Interest expense, net*	56.4	39.4	17.0	43%
Depreciation and amortization	150.1	137.1	13.0	9%
Legal expenses related to 2017 cybersecurity incident (1)	0.4	0.6	(0.2)	(33)%
Fair market value adjustment of equity investments (2)	(3.1)	(8.3)	5.2	(63)%
Foreign currency impact of certain intercompany loans (3)	(0.1)	0.8	(0.9)	(113)%
Acquisition-related amounts other than acquisition amortization (4)	24.7	11.8	12.9	109%
Argentina highly inflationary foreign currency adjustment (5)	0.1	—	0.1	nm
Adjusted EBITDA, excluding the items listed above	$379.6	$484.2	$(104.6)	(22)%
Adjusted EBITDA margin	29.2%	35.5%

nm - not meaningful
*Excludes interest income of $1.2 million in 2023 and $0.3 million 2022.

(1)During the first quarter of 2023, we recorded legal expenses related to the 2017 cybersecurity incident of $0.4 million ($0.3 million, net of tax). During the first quarter of 2022, we recorded legal expenses related to the 2017 cybersecurity incident of $0.6 million ($0.5 million, net of tax). See the Notes to this reconciliation for additional detail.

(2)During the first quarter of 2023, we recorded an unrealized gain on the fair market value adjustment of $3.1 million ($2.1 million, net of tax). During the first quarter of 2022, we recorded an unrealized gain on the fair market value adjustment of equity investments of $8.3 million ($2.9 million, net of tax). The fair value adjustments were recorded to the Other income, net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional details.

(3)During the first quarter of 2023, we recorded a foreign currency gain on certain intercompany loans of $0.1 million. During the first quarter of 2022, we recorded a foreign currency loss on certain intercompany loans of $0.8 million See the Notes to this reconciliation for additional detail.

(4)During the first quarter of 2023, we recorded $24.7 million ($18.6 million, net of tax) for acquisition costs other than acquisition-related amortization. During the first quarter of 2022, we recorded $11.8 million ($7.9 million, net of tax) for acquisition costs other than acquisition-related amortization. These costs primarily related to integration costs resulting from recent acquisitions and were recorded in operating income. See the Notes to this reconciliation for additional detail.

(5)Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina was deemed a highly inflationary economy by accounting policymakers in 2018. During the first quarter of 2023, we recorded a foreign currency loss of $0.1 million, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.

C. Reconciliation of operating income by segment to Adjusted EBITDA, excluding depreciation and amortization expense, other income, net, noncontrolling interest, legal expenses related to the 2017 cybersecurity incident, fair value adjustment of equity investments, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization, Argentina highly inflationary foreign currency adjustment and presentation of adjusted EBITDA margin for each of the segments:

(In millions)	Three Months Ended March 31, 2023
	Workforce Solutions	U.S. Information Solutions	International	General Corporate Expense	Total

Revenue	$596.3	$421.7	$284.0	—	$1,302.0
Operating income	248.7	78.6	32.7	(154.6)	205.4
Depreciation and amortization	43.3	51.6	32.5	22.7	150.1
Other income, net*	—	—	4.7	(1.5)	3.2
Noncontrolling interest	—	—	(1.1)	—	(1.1)
Adjustments (1)	8.8	7.1	(2.0)	8.1	22.0
Adjusted EBITDA	$300.8	$137.3	$66.8	$(125.3)	$379.6
Operating margin	41.7%	18.6%	11.5%	nm	15.8%
Adjusted EBITDA margin	50.4%	32.6%	23.5%	nm	29.2%

nm - not meaningful
*Excludes interest income of $0.8 million in International and $0.4 million in General Corporate Expense.

(In millions)	Three Months Ended March 31, 2022
	Workforce Solutions	U.S. Information Solutions	International	General Corporate Expense	Total

Revenue	$649.0	$432.9	$281.3	—	$1,363.2
Operating income	308.4	121.5	37.0	(134.5)	332.4
Depreciation and amortization	40.6	45.1	33.0	18.4	137.1
Other income, net*	—	0.4	(18.5)	28.9	10.8
Noncontrolling interest	—	—	(1.0)	—	(1.0)
Adjustments (1)	5.1	3.2	20.9	(24.3)	4.9
Adjusted EBITDA	$354.1	$170.2	$71.4	$(111.5)	$484.2
Operating margin	47.5%	28.1%	13.2%	nm	24.4%
Adjusted EBITDA margin	54.6%	39.3%	25.4%	nm	35.5%

nm - not meaningful
*Excludes interest income of $0.3 million in International.

(1)During the first quarter of 2023, we recorded pre-tax expenses of $0.4 million for legal expenses related to the 2017 cybersecurity incident, a $3.1 million unrealized gain on the fair value adjustment of equity investments, a $0.1 million foreign currency gain on certain intercompany loans, $24.7 million for acquisition costs other than acquisition-related amortization, and a foreign currency loss of $0.1 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy.

During the first quarter of 2022, we recorded pre-tax expenses of $0.6 million for legal expenses related to the 2017 cybersecurity incident, a $8.3 million unrealized gain on the fair value adjustment of equity investments, a $0.8 million foreign currency loss on certain intercompany loans and $11.8 million in acquisition costs other than acquisition-related amortization.

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Diluted EPS attributable to Equifax is adjusted for the following items:

Acquisition-related amortization expense - During the first quarter of 2023 and 2022, we recorded acquisition-related amortization expense of certain acquired intangibles of $60.7 million ($49.3 million, net of tax) and $57.3 million ($46.9 million, net of tax), respectively. We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the material cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. These financial measures are not prepared in conformity with GAAP. Management believes excluding the impact of amortization expense is useful because excluding acquisition-related amortization and other items that are not comparable allows investors to evaluate our performance for different periods on a more comparable basis. Certain acquired intangibles result in material cash income tax savings which are not reflected in earnings. Management believes that including a benefit to reflect the cash income tax savings is useful as it allows investors to better value Equifax. Management makes these adjustments to earnings when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital.

Legal expenses related to the 2017 cybersecurity incident - Legal expenses related to the 2017 cybersecurity incident include legal fees to respond to subsequent litigation and government investigations for both periods presented. During the first quarter of 2023 and 2022, we recorded legal expenses related to the 2017 cybersecurity incident of $0.4 million ($0.3 million, net of tax) and $0.6 million ($0.5 million, net of tax). Management believes excluding these charges is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. Management makes these adjustments to net income when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods. The legal expenses related to the 2017 cybersecurity incident do not include losses accrued for certain legal proceedings and government investigations related to the 2017 cybersecurity incident.

Fair market value adjustment of equity investments - During the first quarter of 2023, we recorded a $3.1 million ($2.1 million, net of tax) unrealized gain related to adjusting our investment in Brazil to fair value. During the first quarter of 2022 we recorded a $27.8 million ($22.4 million, net of tax) unrealized gain related to adjusting our investment in Brazil to fair value. The investment in Brazil has a readily determinable fair value and is adjusted to fair value at the end of each reporting period, with unrealized gains or losses to be recorded within the Consolidated Statements of Income in Other income, net. During the first quarter of 2022, we recorded a $19.5 million non-tax deductible loss related to the write down of our equity investment in Russia. During the third quarter of 2022, we completed the sale of our equity investment in Russia. Management believes excluding these charges from certain financial results provides meaningful supplemental information regarding our financial results for the three months ended March 31, 2023 and 2022, since the non-operating gains or losses are not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Foreign currency impact of certain intercompany loans - During the first quarter of 2023 and 2022, we recorded a gain of $0.1 million and a loss of $0.8 million, respectively, related to foreign currency impact of certain intercompany loans. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Acquisition-related costs other than acquisition amortization - During the first quarter of 2023 and 2022, we recorded $24.7 million ($18.6 million, net of tax) and $11.8 million ($7.9 million, net of tax), respectively, for acquisition costs other than acquisition-related amortization. These costs primarily related to integration costs resulting from recent acquisitions and were recorded in operating income. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results, since a charge of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting, and analyzing future periods.

Income tax effects of stock awards that are recognized upon vesting or settlement - During the first quarter of 2023, we recorded a tax benefit of $1.7 million related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. During the first quarter of 2022, we recorded a tax benefit of $4.1 million related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. Management believes excluding this tax effect from financial results provides meaningful supplemental information regarding our financial results for the three months ended March 31, 2023 and 2022 because these amounts are non-operating and relate to income tax benefits or deficiencies for stock awards recognized when tax amounts differ from recognized stock compensation cost. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Argentina highly inflationary foreign currency adjustment - Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina was deemed a highly inflationary economy by accounting policymakers. We recorded a foreign currency loss of $0.1 million during the first quarter of 2023 as a result of remeasuring the peso denominated monetary assets and liabilities due to Argentina being highly inflationary. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Adjustments to deferred tax balances - For the first quarter of 2022, we recorded a tax expense of $3.9 million related to adjustments to deferred tax balances resulting from changes in U.S. state tax law. Management believes excluding this tax effect from certain financial results provides meaningful supplemental information regarding our financial results since a charge of such amount for 2022 is not comparable among the periods presented. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Adjusted EBITDA and EBITDA margin - Management defines adjusted EBITDA as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization and also excludes certain one-time items. Management believes the use of adjusted EBITDA and adjusted EBITDA margin allows investors to evaluate our performance for different periods on a more comparable basis.